UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported September 30, 2013

Horsehead Holding Corp.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33658 (Commission File Number)	20-0447377 (IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405
Pittsburgh, Pennsylvania  15205
(Address of principal executive offices, including  zip code)

724-774-1020
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 30, 2013, Zochem, Inc. (“Zochem”), a wholly owned subsidiary of Horsehead Holding Corp. (the “Company”), entered into Amendment Number One to the Revolving Credit and Security Agreement (the “Revolving Credit Agreement”), as borrower, with PNC Bank, Canada Branch, as agent and lender.  Zochem, as borrower, and the Company, as guarantor, originally entered into the Revolving Credit and Security Agreement on December 21, 2012.

Amendment Number One amended several definitions within the Revolving Credit and Security Agreement.

The description of Amendment Number One contained in this Current Report on Form 8-K  is qualified in its entirety by reference to the complete text of Amendment Number One, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description

10.1
Amendment Number One to the Revolving Credit and Security Agreement, dated as of September 30, 2013, by and among Zochem, Inc., as borrower, Horsehead Holding Corp., as guarantor, and PNC Bank, Canada Branch, as agent and lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on October 1, 2013.

HORSEHEAD HOLDING CORP.

By:	/s/ Robert D. Scherich
Name: Robert D. Scherich
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1
Amendment Number One to the Revolving Credit and Security Agreement, dated as of September 30, 2013, by and among Zochem, Inc., as borrower, Horsehead Holding Corp., as guarantor, and PNC Bank, Canada Branch, as agent and lender.